Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2018 Earnings; Declares Quarterly Dividend

Indiana, PA, July 24, 2018 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2018.
Second Quarter 2018 Highlights
Earnings

•
Second quarter net income was $32.1 million, or $0.32 diluted earnings per share, an increase of $0.08 from the prior quarter. Core net income (adjusted only for acquisition expenses) was $33.1 million, or $0.33 diluted earnings per share.

•	Core earnings per share increased $0.09 from the previous quarter and $0.12 from the prior year quarter, an increase of 37.5% and 57.1%, respectively.

•	Total revenue grew $8.3 million, or 10.1% from the prior quarter.

•	Net interest income (FTE) increased $4.0 million, or 6.7% from the prior quarter.

•	Noninterest income grew $4.3 million, or 19.3% from the prior quarter.

•	Total noninterest expense increased $2.3 million from the previous quarter and includes $1.3 million of merger-related expenses resulting from the acquisition of Foundation Bank.

•	Provision for credit losses totaled $1.2 million, a decrease of $5.7 million as compared to the prior quarter.

•
Second quarter core net income includes $5.3 million in net security gains as the result of the successful auction call and open market sale of the company’s remaining pooled trust preferred securities during the second quarter of 2018.

Franchise Growth

•
Total assets grew $328 million compared to the prior quarter following the successful completion of the acquisition of Foundation Bank in Cincinnati, Ohio on May 1, 2018, along with net organic loan growth of $72 million or 5.3% on an annualized basis.

•	Total loans grew $256 million, including $184 million acquired from Foundation Bank.

•	Total deposits grew $210 million, including $141 million acquired from Foundation Bank and 4.8% of organic deposit growth on an annualized basis.

•
On May 21, 2018, the company’s banking subsidiary, First Commonwealth Bank (Bank), issued $100 million in subordinated debt notes resulting in net proceeds of approximately $98 million. These notes qualify as Tier II capital for regulatory capital purposes and further strengthen the Bank’s capital ratios.

Profitability

•	The net interest margin improved to 3.78%, an increase of nine basis points compared to the prior quarter.

•
During the second quarter of 2018, the company recognized a total of $1.5 million of previously unrecognized interest from the successful resolution of assets that had previously been impaired. This resulted in a benefit of nine basis points to the net interest margin during the second quarter.

•	Return on average assets improved 42 basis points to 1.71% compared to the first quarter.

•	Core return on average assets (adjusted only for acquisition expenses) improved 45 basis points to 1.76% compared to the prior quarter.

•	The annualized return on average tangible common equity for the second quarter of 2018 was 20.08%.

•	Core return on average tangible common equity (excluding only merger-related expenses) was 20.70%.

•	The core efficiency ratio improved to 55.23%, driven by strong revenue growth and well-controlled operational expenses.

“This year is shaping up to be another record year for our organization,” stated T. Michael Price, President and Chief Executive Officer. “Our fundamental performance continues to improve, our recent acquisitions and ensuing investments in these new markets are bearing fruit, we just added a fourth major metropolitan region to our footprint with the completion of our acquisition of Foundation Bank in Cincinnati, and we raised additional capital to fund further growth. The steady progression in our core operating results moves us one step closer to our goal of becoming one of the top performing banks in the country.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Reported Results
Net income	$32,081	$23,270	$14,013	$55,351	$29,901
Diluted earnings per share	$0.32	$0.24	$0.14	$0.56	$0.32
Return on average assets	1.71%	1.29%	0.76%	1.51%	0.86%
Return on average equity	13.74%	10.57%	6.44%	12.20%	7.40%

Operating Results (non-GAAP)(1)
Core net income	$33,087	$23,536	$20,428	$56,623	$36,714
Core diluted earnings per share	$0.33	$0.24	$0.21	$0.57	$0.39
Core return on average assets	1.76%	1.31%	1.11%	1.54%	1.05%
Return on average tangible common equity	20.08%	15.56%	9.74%	17.89%	10.73%
Core return on average tangible common equity	20.70%	15.73%	14.03%	18.29%	13.10%
Core efficiency ratio	55.23%	58.21%	60.19%	56.66%	60.33%
Net interest margin (FTE)	3.78%	3.69%	3.54%	3.74%	3.52%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the second quarter of 2018 was $32.1 million, as compared to $23.3 million in the previous quarter and $14.0 million for the second quarter of 2017.
Excluding merger-related expenses, core net income for the second quarter of 2018 was $33.1 million, as compared to $23.5 million in the previous quarter and $20.4 million for the second quarter of 2017, representing a $9.6 million and $12.7 million increase, respectively. Core net income includes net security gains of $5.3 million for the second quarter of 2018, as compared to $2.8 million for the first quarter of 2018.
Net income for the first six months of 2018 was $55.4 million, as compared to $29.9 million for the same period in 2017.  Excluding merger-related expenses of $1.2 million after tax, net income for the first six months of 2018 was $56.6 million.
Net Interest Income and Net Interest Margin
During the second quarter, net interest income (FTE) was $64.2 million, an increase of $4.0 million from the previous quarter.  The increase in net interest income was the result of a $203 million increase in average interest-earning assets due, in part, to the aforementioned acquisition, and a nine basis point expansion in the net interest margin.

The net interest margin for the second quarter of 2018 was 3.78%, an increase of nine basis points from the previous quarter and an increase of 24 basis points from the second quarter of 2017. The increase from the first quarter of 2018 was due primarily to the recognition of previously unrecognized interest totaling $1.5 million on one commercial credit and the sale of the company’s remaining pooled trust preferred securities. The recognition of this unrecognized interest increased the quarterly net interest margin by approximately nine basis points.
In addition, the quarterly net interest margin was impacted by an increase of $0.4 million of purchase accounting accretion as a result of the Foundation Bank acquisition. Purchase accounting accretion totaled six basis points in the second quarter which includes three basis points from the aforementioned acquisition.
The yield on interest-earning assets increased 21 basis points from the previous quarter due to increased yields on variable and adjustable loan portfolios following the Federal Reserve’s decision to increase short-term interest rates in March and June of 2018, which also contributed to a 17 basis points increase in the cost of interest-bearing liabilities from the prior quarter. This increase was partially offset by growth in noninterest-bearing deposits that led to a 12 basis point increase in the bank’s total cost of funds. The aforementioned recognition of unrecognized interest contributed nine basis points to the improvement in the yields on interest-earning assets.
Average long-term borrowings increased $44 million during the quarter due to the Bank’s successful issuance of $100 million in subordinated debt notes on May 21, 2018. Total cost of long-term debt increased $0.7 million and the yield increased 60 basis points over the previous quarter, due to the issuance of the subordinated debt, resulting in a three basis point decline in the net interest margin exclusive of the reinvestment of these proceeds.
Total deposits grew $210 million in the second quarter of 2018 compared to the previous quarter, which includes $141 million in deposits acquired at the closing of the Foundation Bank acquisition. Organic deposits grew $69 million or 4.8% on an annualized basis from the previous quarter. Total deposits increased $380 million from the prior year quarter due to the aforementioned acquisition and $239 million in organic deposit growth or 4.3%.
Credit Quality
The provision for credit losses totaled $1.2 million for the quarter ended June 30, 2018, a decrease of $5.7 million as compared to the prior quarter and an increase of $2.8 million from the same quarter last year. The decrease from the prior quarter is primarily due to $7.7 million in specific reserves for two commercial credits in the previous quarter combined with the successful resolution of one large commercial real estate credit during the current quarter which resulted in a $1.8 million decrease in specific reserves. The increase from the previous year was due to the recognition of $3.1 million of recoveries during the second quarter of 2017 on two commercial credits that had been previously charged-off.
At June 30, 2018, nonperforming loans were $45.9 million, a decrease of $11.4 million from March 31, 2018. The decrease from the previous quarter was primarily related to the sale of a restructured commercial and industrial loan and charge-off of a nonaccrual commercial real estate loan. Nonperforming loans as a percentage of total loans were 0.81%, 1.06% and 0.75% for the periods ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.

During the second quarter of 2018, net charge-offs (recoveries) were $3.6 million, compared to $1.5 million in the prior quarter and ($1.0) million in the second quarter of 2017. Net charge-offs in the second quarter of 2018 included a $2.2 million charge-off on one commercial real estate credit, which was moved to nonaccrual status in the first quarter of 2018. The increase from the previous year quarter was due, in part, to recoveries for two large commercial credits totaling $3.1 million, which were previously charged-off.
For the originated loan portfolio at June 30, 2018, the allowance for credit losses to total originated loans was 1.01%, compared to 1.07% at March 31, 2018 and 0.97% at June 30, 2017.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $21.0 million for the second quarter of 2018 as compared to $19.2 million for the first quarter of 2018 and $19.0 million for the second quarter of 2017. The increase from the prior periods was primarily due to a $1.2 million gain on the sale of a restructured commercial credit. Additionally, bank owned life insurance income increased $0.7 million from the previous and year ago quarter due to higher death claim benefits.
Net security gains totaled $5.3 million for the second quarter of 2018 as compared to $2.8 million for the first quarter of 2018. The increase from the previous quarter was the result of the successful auction call and open market sale of the company’s remaining pooled trust preferred securities during the second quarter of 2018.
Noninterest expense (excluding merger-related expenses) totaled $47.9 million for the second quarter of 2018 as compared to $46.5 million for the first quarter of 2018 and $48.4 million for the second quarter of 2017. The increase from the previous quarter was primarily driven by higher operating expenses following the Company’s acquisition of Foundation Bank on May 1, 2018. The decrease from the second quarter of 2017 was due to $1.1 million in write-downs on three commercial OREO properties in the second quarter of 2017 as well as a $0.4 million decrease in FDIC insurance expense as a result of a decrease in the Bank’s assessment rate.
Full time equivalent staff was 1,438 at June 30, 2018 and 1,365 at March 31, 2018 and was 1,426 at June 30, 2017. The increase from the previous periods is the result of the addition of employees from acquisitions and the company’s ongoing expansion in its mortgage, commercial banking, wealth management, and SBA businesses.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.09 per share, which is payable on August 17, 2018 to shareholders of record as of August 3, 2018. This dividend represents a 2.2% projected annual yield utilizing the July 23, 2018 closing market price of $16.60.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2018 were 14.8%, 12.3%, 10.4% and 11.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.

Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter 2018 on Wednesday, July 25, 2018 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10121795. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE:FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 140 banking offices in 22 counties throughout western and central Pennsylvania and Ohio, as well as Corporate Banking Centers in Pittsburgh, Pennsylvania and Cleveland and Columbus, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (7) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (8) political instability; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) First Commonwealth’s ability to attract and retain qualified employees; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (16) the ability to increase market share and control expenses; (17) impairment of First Commonwealth’s goodwill or other intangible assets; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the soundness of other financial institutions; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations
Kristine N. Levan
Vice President / Marketing and Communications Manager
Phone: 724-463-4777
E-mail: KLevan@fcbanking.com

Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$64,192	$60,178	$58,896	$124,371	$111,714
Provision for credit losses	1,168	6,903	(1,609)	8,071	1,620
Noninterest income	26,308	22,043	18,904	48,351	35,836
Noninterest expense	49,129	46,873	58,263	96,002	101,028
Net income	32,081	23,270	14,013	55,351	29,901
Core net income (5)	33,087	23,536	20,428	56,623	36,714

Earnings per common share (diluted)	$0.32	$0.24	$0.14	$0.56	$0.32
Core earnings per common share (diluted) (6)	$0.33	$0.24	$0.21	$0.57	$0.39

KEY FINANCIAL RATIOS

Return on average assets	1.71%	1.29%	0.76%	1.51%	0.86%
Core return on average assets (7)	1.76%	1.31%	1.11%	1.54%	1.05%
Return on average shareholders' equity	13.74%	10.57%	6.44%	12.20%	7.40%
Return on average tangible common equity (8)	20.08%	15.56%	9.74%	17.89%	10.73%
Core return on average tangible common equity (9)	20.70%	15.73%	14.03%	18.29%	13.10%
Core efficiency ratio (2)(10)	55.23%	58.21%	60.19%	56.66%	60.33%
Net interest margin (FTE) (1)	3.78%	3.69%	3.54%	3.74%	3.52%

Book value per common share	$9.57	$9.21	$9.02
Tangible book value per common share (11)	6.69	6.45	6.23
Market value per common share	15.51	14.13	12.68
Cash dividends declared per common share	0.09	0.08	0.08	$0.17	$0.16

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.81%	1.06%	0.75%
Nonperforming assets as a percent of total assets (3)	0.65%	0.83%	0.63%
Net charge-offs as a percent of average loans (annualized)	0.26%	0.11%	(0.07)%
Allowance for credit losses as a percent of nonperforming loans (4)	111.89%	93.84%	119.61%
Allowance for credit losses as a percent of end-of-period loans (4)	0.91%	1.00%	0.89%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	1.01%	1.07%	0.98%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.6%	12.3%	11.9%
Tangible common equity as a percent of tangible assets (12)	9.1%	8.9%	8.5%
Leverage Ratio	10.4%	10.1%	9.6%
Risk Based Capital - Tier I	12.3%	11.9%	11.3%
Risk Based Capital - Total	14.8%	12.9%	12.2%
Common Equity - Tier I	11.2%	10.7%	10.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
INCOME STATEMENT
Interest income	$72,940	$66,499	$63,120	$139,439	$119,299
Interest expense	9,265	6,814	5,303	16,079	9,652
Net Interest Income	63,675	59,685	57,817	123,360	109,647
Taxable equivalent adjustment (1)	517	493	1,079	1,011	2,067
Net Interest Income (FTE)	64,192	60,178	58,896	124,371	111,714
Provision for credit losses	1,168	6,903	(1,609)	8,071	1,620
Net Interest Income after Provision for Credit Losses (FTE)	63,024	53,275	60,505	116,300	110,094

Net securities gains (losses)	5,262	2,840	(49)	8,102	603
Trust income	1,880	1,928	1,711	3,808	3,128
Service charges on deposit accounts	4,423	4,406	4,736	8,829	9,055
Insurance and retail brokerage commissions	1,820	1,868	2,442	3,688	4,524
Income from bank owned life insurance	2,168	1,494	1,449	3,662	2,741
Gain on sale of mortgage loans	1,241	1,484	1,315	2,725	2,292
Gain on sale of other loans and assets	2,331	574	457	2,905	764
Card-related interchange income	5,143	4,742	4,842	9,885	9,093
Derivative mark-to-market	—	789	(37)	789	(35)
Swap fee income	297	290	314	587	241
Other income	1,743	1,628	1,724	3,371	3,430
Total Noninterest Income	26,308	22,043	18,904	48,351	35,836

Salaries and employee benefits	26,154	24,873	25,298	51,027	48,764
Net occupancy	4,222	4,369	4,121	8,591	7,882
Furniture and equipment	3,647	3,540	3,323	7,187	6,411
Data processing	2,478	2,433	2,345	4,911	4,430
Pennsylvania shares tax	1,247	903	1,161	2,150	1,977
Advertising and promotion	1,176	809	988	1,985	1,794
Intangible amortization	829	784	846	1,613	1,418
Collection and repossession	607	823	443	1,430	940
Other professional fees and services	1,031	1,007	1,096	2,038	2,055
FDIC insurance	597	776	977	1,373	1,770
Litigation and operational losses	197	179	277	376	509
Loss on sale or write-down of assets	497	197	1,220	694	1,319
Merger and acquisition related	1,273	337	9,870	1,610	10,481
Other operating expenses	5,174	5,843	6,298	11,017	11,278
Total Noninterest Expense	49,129	46,873	58,263	96,002	101,028

Income before Income Taxes	40,203	28,445	21,146	68,649	44,902
Taxable equivalent adjustment (1)	517	493	1,079	1,011	2,067
Income tax provision	7,605	4,682	6,054	12,287	12,934
Net Income	$32,081	$23,270	$14,013	$55,351	$29,901

Shares Outstanding at End of Period	100,364,567	97,603,151	97,483,067	100,364,567	97,483,067
Average Shares Outstanding Assuming Dilution	99,504,409	97,601,162	97,232,288	98,529,160	93,125,939

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2018	2018	2017
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$101,744	$65,886	$103,602
Interest-bearing bank deposits	2,237	9,736	12,310
Securities available for sale, at fair value	876,570	837,277	820,586
Securities held to maturity, at amortized cost	403,019	410,430	450,886
Loans held for sale	7,038	9,759	9,785

Loans	5,640,106	5,381,305	5,374,782
Allowance for credit losses	(51,314)	(53,732)	(48,067)
Net loans	5,588,792	5,327,573	5,326,715

Goodwill and other intangibles	289,051	269,403	272,030
Other assets	380,304	390,703	387,472
Total Assets	$7,648,755	$7,320,767	$7,383,386

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,489,058	$1,443,747	$1,404,081

Interest-bearing demand deposits	126,296	187,286	237,801
Savings deposits	3,516,714	3,428,967	3,330,351
Time deposits	781,506	643,522	560,902
Total interest-bearing deposits	4,424,516	4,259,775	4,129,054

Total deposits	5,913,574	5,703,522	5,533,135

Short-term borrowings	545,187	588,016	846,137
Long-term borrowings	185,568	87,676	88,389
Total borrowings	730,755	675,692	934,526

Other liabilities	43,641	42,204	36,260
Shareholders' equity	960,785	899,349	879,465
Total Liabilities and Shareholders' Equity	$7,648,755	$7,320,767	$7,383,386

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2018	Rate	2018	Rate	2017	Rate	2018	Rate	2017	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,551,053	4.65%	$5,413,677	4.41%	$5,358,089	4.18%	$5,482,745	4.53%	$5,138,643	4.11%
Securities and interest bearing bank deposits (FTE) (1)	1,263,956	2.89%	1,198,728	2.75%	1,312,814	2.57%	1,231,522	2.82%	1,262,698	2.64%
Total Interest-Earning Assets (FTE) (1)	6,815,009	4.32%	6,612,405	4.11%	6,670,903	3.86%	6,714,267	4.22%	6,401,341	3.82%
Noninterest-earning assets	705,076		687,977		710,913		696,573		645,835
Total Assets	$7,520,085		$7,300,382		$7,381,816		$7,410,840		$7,047,176

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,650,406	0.35%	$3,573,153	0.25%	$3,513,479	0.15%	$3,611,993	0.31%	$3,307,985	0.14%
Time deposits	732,677	1.02%	633,214	0.83%	580,874	0.60%	683,220	0.93%	576,834	0.61%
Short-term borrowings	601,633	1.66%	672,135	1.38%	902,547	0.98%	636,689	1.52%	916,694	0.87%
Long-term borrowings	131,851	5.12%	87,780	4.52%	88,351	4.08%	109,937	4.88%	84,616	4.02%
Total Interest-Bearing Liabilities	5,116,567	0.73%	4,966,282	0.56%	5,085,251	0.42%	5,041,839	0.64%	4,886,129	0.40%
Noninterest-bearing deposits	1,431,007		1,400,218		1,386,240		1,415,698		1,309,019
Other liabilities	35,918		41,264		38,092		38,576		37,055
Shareholders' equity	936,593		892,618		872,233		914,727		814,973
Total Noninterest-Bearing Funding Sources	2,403,518		2,334,100		2,296,565		2,369,001		2,161,047
Total Liabilities and Shareholders' Equity	$7,520,085		$7,300,382		$7,381,816		$7,410,840		$7,047,176

Net Interest Margin (FTE) (annualized)(1)		3.78%		3.69%		3.54%		3.74%		3.52%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2018	2018	2017
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,130,638	$1,131,594	$1,199,800
Commercial real estate	2,172,615	2,027,072	1,963,001
Real estate construction	259,825	246,961	249,255
Total Commercial	3,563,078	3,405,627	3,412,056

Consumer Loan Portfolio:
Closed-end mortgages	996,324	916,130	886,335
Home equity lines of credit	522,526	518,493	530,591
Total Real Estate - Consumer	1,518,850	1,434,623	1,416,926

Auto loans	459,333	451,445	450,561
Direct installment	31,915	23,820	24,501
Personal lines of credit	57,789	56,145	59,450
Student loans	9,141	9,645	11,288
Total Other Consumer	558,178	541,055	545,800
Total Consumer Portfolio	2,077,028	1,975,678	1,962,726
Total Portfolio Loans	5,640,106	5,381,305	5,374,782
Loans held for sale	7,038	9,759	9,785
Total Loans	$5,647,144	$5,391,064	$5,384,567

	June 30,	March 31,	June 30,
	2018	2018	2017
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$16,128	$28,317	$15,553
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	18,573	10,233	11,868
Troubled debt restructured loans on accrual basis	11,162	18,707	12,764
Total Nonperforming Loans	$45,863	$57,257	$40,185
Other real estate owned ("OREO")	3,757	2,997	5,964
Repossessions ("Repos")	298	162	208
Total Nonperforming Assets	$49,918	$60,416	$46,357
Loans past due in excess of 90 days and still accruing	1,725	1,955	1,898
Classified loans	60,511	78,154	69,748
Criticized loans	142,145	126,438	160,220

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.88%	1.12%	0.86%
Allowance for credit losses	$51,314	$53,732	$48,067

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$291	$27	$(1,816)	$318	$1,641
Real estate construction	—	(7)	(43)	(7)	(97)
Commercial real estate	2,225	99	(4)	2,324	(90)
Residential real estate	104	379	55	483	400
Loans to individuals	966	971	808	1,937	1,884
Net Charge-offs	$3,586	$1,469	$(1,000)	$5,055	$3,738

Net charge-offs as a percentage of average loans outstanding (annualized)	0.26%	0.11%	(0.07)%	0.19%	0.15%
Provision for credit losses as a percentage of net charge-offs	32.57%	469.91%	160.90%	159.66%	43.34%
Provision for credit losses	$1,168	$6,903	$(1,609)	$8,071	$1,620

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 21% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Net Income	$32,081	$23,270	$14,013	$55,351	$29,901
Intangible amortization	829	784	846	1,613	1,418
Tax benefit of amortization of intangibles	(174)	(165)	(296)	(339)	(496)
Net Income, adjusted for tax affected amortization of intangibles	32,736	23,889	14,563	56,625	30,823

Average Tangible Equity:
Total shareholders' equity	$936,593	$892,618	$872,233	$914,727	$814,973
Less: intangible assets	282,734	269,947	272,488	276,376	235,484
Tangible Equity	653,859	622,671	599,745	638,351	579,489
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$653,859	$622,671	$599,745	$638,351	$579,489

(8)Return on Average Tangible Common Equity	20.08%	15.56%	9.74%	17.89%	10.73%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Core Net Income:
Total Net Income	$32,081	$23,270	$14,013	$55,351	$29,901
Merger & Acquisition related expenses	1,273	337	9,870	1,610	10,481
Tax benefit of merger & acquisition related expenses	(267)	(71)	(3,455)	(338)	(3,668)
(5) Core net income	33,087	23,536	20,428	56,623	36,714
Average Shares Outstanding Assuming Dilution	99,504,409	97,601,162	97,232,288	98,529,160	93,125,939
(6) Core Earnings per common share (diluted)	$0.33	$0.24	$0.21	$0.57	$0.39

Intangible amortization	829	784	846	1,613	1,418
Tax benefit of amortization of intangibles	(174)	(165)	(296)	(339)	(496)
Core Net Income, adjusted for tax affected amortization of intangibles	$33,742	$24,155	$20,978	$57,897	$37,636

(9) Core Return on Average Tangible Common Equity	20.70%	15.73%	14.03%	18.29%	13.10%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Core Return on Average Assets:
Total Net Income	$32,081	$23,270	$14,013	$55,351	$29,901
Total Average Assets	7,520,085	7,300,382	7,381,816	7,410,840	7,047,176
Return on Average Assets	1.71%	1.29%	0.76%	1.51%	0.86%

Core Net Income (5)	$33,087	$23,536	$20,428	$56,623	$36,714
Total Average Assets	7,520,085	7,300,382	7,381,816	7,410,840	7,047,176
(7) Core Return on Average Assets	1.76%	1.31%	1.11%	1.54%	1.05%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Core Efficiency Ratio:
Total Noninterest Expense	$49,129	$46,873	$58,263	$96,002	$101,028
Adjustments to Noninterest Expense:
Unfunded commitment reserve	(46)	5	664	(41)	452
Intangible amortization	829	784	846	1,613	1,418
Merger and acquisition related	1,273	337	9,870	1,610	10,481
Noninterest Expense - Core	$47,073	$45,747	$46,883	$92,820	$88,677

Net interest income, fully tax equivalent	$64,192	$60,178	$58,896	$124,371	$111,714
Total noninterest income	26,308	22,043	18,904	48,351	35,836
Net securities gains	(5,262)	(2,840)	49	(8,102)	(603)
Total Revenue	$85,238	$79,381	$77,849	$164,620	$146,947

Adjustments to Revenue:
Derivative mark-to-market	—	789	(37)	789	(35)
Total Revenue - Core	$85,238	$78,592	$77,886	$163,831	$146,982

(10)Core Efficiency Ratio	55.23%	58.21%	60.19%	56.66%	60.33%

	June 30,	March 31,	June 30,
	2018	2018	2017
Tangible Equity:
Total shareholders' equity	$960,785	$899,349	$879,465
Less: intangible assets	289,051	269,403	272,030
Tangible Equity	671,734	629,946	607,435
Less: preferred stock	—	—	—
Tangible Common Equity	$671,734	$629,946	$607,435

Tangible Assets:
Total assets	$7,648,755	$7,320,767	$7,383,386
Less: intangible assets	289,051	269,403	272,030
Tangible Assets	$7,359,704	$7,051,364	$7,111,356

(12)Tangible Common Equity as a percentage of Tangible Assets	9.13%	8.93%	8.54%

Shares Outstanding at End of Period	100,364,567	97,603,151	97,483,067
(11)Tangible Book Value Per Common Share	$6.69	$6.45	$6.23

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.